AIRCRAFT PURCHASE AGREEMENT

THIS AGREEMENT made as of this 4th day of December, 2008 and between Expectra Aviation, Inc., a Delaware corporation ("Buyer"), and YTB Air, Inc., a Delaware corporation ("Seller").

1. Sale and Purchase. For valuable consideration and subject to the terms and conditions herein, Seller agrees to sell and Buyer agrees to buy the following described airplane, inclusive of listed equipment in Exhibit A (hereinafter collectively the "Aircraft"):

Make and Model:	1980 Learjet 35A	
Serial Number:	35A-0360	
Registration Number:	N360LJ	
Engine Serial Numbers:	Left: P-74938	Right: P-74939

2. Purchase Price. The purchase price of the Aircraft ("Purchase Price") shall be Nine Hundred Thousand U.S. Dollars ($900,000.00).

3. Deposit. Buyer, upon execution of this Agreement, shall place a One Hundred Thousand Dollar ($100,000.00) for the benefit of Seller (the "Deposit") with Insured Aircraft Title Service, Oklahoma City, OK (the "Escrow Agent"). The escrow fees of the Escrow Agent shall be split equally between the parties; provided, however, Buyer shall be solely responsible for all fees and cost associated with the registration of the Aircraft with the FAA and the International Registry.

The balance of the Purchase Price in the amount of Eight Hundred Thousand U.S. Dollars ($800,000.00) shall be paid at Closing (as defined below) by wire transfer of immediately available U.S. funds to the Escrow Agent, on receipt of which the Escrow Agent shall simultaneously release the Documents and Technical Data (as described in Section 12) to each Seller and Buyer and the Purchase Price as directed by Seller.

5. Failure or Delay in Performance. Neither party shall be liable for any failure of or delay in delivery if such failure or delay is due to Acts of God or the public enemy; civil war, insurrection, terrorism, or riots; fires or explosions; accidents, strikes, or labor disputes; or inability to obtain materials, accessories, equipment, parts from vendors or any other cause beyond such party's reasonable control (each a "Force Majeure Event"). If either party's performance is delayed as the result of a Force Majeure Event for more than sixty (60) days, the other party at its option may terminate this Agreement, in which event, provided Buyer is not at such time in material breach of this Agreement, the Deposit shall be returned to Buyer by Escrow Agent and this Agreement shall terminate and be of no further force or effect.

6. Default by Buyer. If Buyer fails to accept delivery of the Aircraft in accordance with the terms and conditions set forth in this Agreement and after two (2) business days from written notice of such default by Seller to Buyer (provided Seller is in full compliance with all of its obligations under this Agreement), Seller may terminate this Agreement and retain the Deposit(s) as

liquidated damages (and not as penalty) after which neither party hereto shall have any further rights or obligations to the other with respect to the Aircraft.

7. Default by Seller. If Seller willfully fails to transfer title of the Aircraft to Buyer in accordance with the terms and conditions of this Agreement and after two (2) business days from written notice of such default by Buyer to the Seller (provided Buyer is in full compliance with its obligations under this Agreement), then Buyer may declare Seller in default, terminate this Agreement, and instruct the Escrow Agent to return the Deposit to Buyer and Seller shall reimburse Buyer for the flat rate cost of the Inspection (as defined below). Upon return of the Deposit, and reimbursement of the flat rate cost of the Inspection, which shall not exceed $5,000.00, neither party shall have any further rights or obligations to the other with respect to this Agreement.

8. Pre-Purchase Inspection. Buyer's acceptance of Aircraft is subject to the results of a pre-purchase inspection by Noble Jet Center in Ft. Lauderdale, FL (the "Inspection Facility"), consisting of the items identified on the workscope attached hereto as Exhibit B (the "Inspection"). Buyer shall within one (1) business day of completion of the Inspection provide Seller with a written acceptance or rejection of the Aircraft in the form of Exhibit "C " attached hereto, or request in writing Seller to correct any airworthy discrepancies identified by the Inspection Facility. If the Aircraft is rejected by Buyer, the Deposit less any unpaid costs of the Inspection and cost to return Aircraft to Alton, IL, shall be returned to Buyer by the Escrow Agent and neither party shall have any further right or obligation to the other with respect to this Agreement. If the Aircraft is accepted by Buyer, the Deposit shall become non-refundable and applied to the Purchase Price at Closing. Buyer shall be responsible for cost of the flat rate for the Inspection and said cost shall be paid to Inspection Facility prior to commencement of the Inspection. In the event Seller elects to correct any airworthy discrepancies discovered during the Inspection by the Inspection Facility, Seller will be responsible for the cost to correct such airworthy discrepancies. If Seller elects not to correct such airworthy discrepancies, then Buyer may elect to either waive such airworthy discrepancies by written notice to Seller and proceed to Closing, or terminate this Agreement by written notice to Seller, and the Deposit less any unpaid costs of the Inspection and cost to return the Aircraft to Alton, IL, shall be returned to Buyer by the Escrow Agent, and neither party shall have any further right or obligation to the other with respect to this Agreement.

Buyer shall be responsible for the cost to relocate Aircraft to and from the Inspection Facility. Said cost shall be paid to Seller prior to Aircraft departing or returning to Alton, IL. Should Buyer elect to reject Aircraft as provided in this Agreement, the cost to relocate Aircraft to its home base (ALN) from the Inspection Facility shall be paid from funds held as Deposit prior to the Aircraft departing from the Inspection Facility. Cost of each one way flight shall be billed at $1,600.00 per flight hour as determined by the Aircraft's flight hour meter.

Buyer will indemnify and hold Seller harmless from and against any and all damages, claims, causes of action, expenses (including reasonable attorneys' fees) or liabilities with respect to the Aircraft caused by Buyer, its agents or the Inspection Facility during the Inspection or

during Buyer's relocation of the Aircraft to and from the Inspection Facility. The foregoing indemnity shall survive the Closing or earlier termination of this Agreement.

9. Condition. Unless otherwise agreed by Buyer, it shall be a condition precedent to Buyer's obligation to accept the Aircraft that, at the time of delivery, the Aircraft is in the following condition as determined by the Inspection Facility:

(a) airworthy, with a valid FAA Certificate of Airworthiness, with all systems functioning in accordance with the manufacturer's specifications;

(b) current on the manufacturer's recommended maintenance program, with all calendar and hourly inspections current through the date of delivery;

(c) in compliance with all Airworthiness Directives and Manufacturer Mandatory Service Bulletins; and

(d) no damage history or material corrosion.

10. Delivery. At closing, Seller will deliver the Aircraft to Buyer at a mutually agreeable location, the cost of positioning the Aircraft at such location shall be paid by Buyer (such location, the "Delivery Location"). Title and risk of loss or damage to the Aircraft shall pass to Buyer from Seller at the time of delivery. Buyer shall acknowledge acceptance of delivery of the Aircraft by executing the Delivery Receipt in the form set forth on Exhibit D attached hereto. The Aircraft shall be kept fully insured by the Seller and shall be reasonably protected and maintained pending the Closing of this transaction.

11. Closing. Closing shall occur on or about December 12, 2008 at place of delivery or as agreed upon in writing by both parties (the "Closing").

12. Documents and Technical Data. At the time of Closing, Seller deliver (i) a copy of the duly executed Bill of Sale on a form approved by the FAA (#8050-1), a warranty bill of sale in the form of Exhibit "E" attached hereto, along with such other documents required for the transfer of good and marketable title reasonably requested by Buyer, (ii) a valid FAA Certificate of Airworthiness for the Aircraft and (iii) all available records and equipment for the Aircraft which are in Seller's possession including but not limited all log books, manuals, and engine cowling covers.

13. Capetown Treaty and International Registry. Parties agree, each at their own cost, to register as a TUE in accordance with the International Registry; provided, however, Buyer shall be solely responsible for all cost or fees associated with the filling or recording of any international interest in the Aircraft arising from the transactions contemplated hereby.

14. Limited Warranty. Seller covenants and warrants that Seller 's title to the Aircraft will

be free and clear of any liens, claims charges or encumbrances, excluding those arising from the Inspection. Seller hereby conveys to Buyer all warranties made to Seller by any prior owner of the Aircraft and all manufacturers' warranties. If such warranties are not transferable, Seller agrees to cooperate with Buyer in enforcing any such prior warranties, at Buyer's sole cost and expense. Except for Seller's express warranties set forth in this Section 14, BUYER ACCEPTS AND ACKNOWLEDGES THAT THE AIRCRAFT BEING PURCHASED "AS IS," "WHERE IS," AND "WITH ALL FAULTS," AND SELLER HEREBY DISCLAIMS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, AS TO ANY MATTER WHATSOEVER, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, BUT NOT LIMITED TO: ANY OBLIGATION OR LIABILITY IN NEGLIGENCE (INCLUDING GROSS NEGLIGENCE), STRICT LIABILITY OR TORT; THE AIRWORTHINESS, CONDITION, DESIGN, QUALITY, OR CAPACITY OF THE AIRCRAFT OR ANY PART THEREOF; THE MERCHANTABILITY OF THE AIRCRAFT OR ANY PART THEREOF OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE; THE COMPLETENESS OR ACCURACY OF ANY OF RECORDS ASSOCIATED WITH THE AIRCRAFT; THE COMPLIANCE OF THE AIRCRAFT OR ANY PART THEREOF WITH THE REQUIREMENTS OF ANY LAW, ORDER, RULE, REGULATION, SPECIFICATION, OR CONTRACT PERTAINING THERETO; PATENT INFRINGEMENT; OR DEFECTS, WHETHER LATENT OR OTHERWISE. SELLER IS NOT A MANUFACTURER OR A DEALER IN AIRCRAFT AND THE BUYER ACKNOWLEDGES AND CONFIRMS THAT THE AIRCRAFT IS OF A MAKE, SIZE, DESIGN, AND CAPACITY DESIRED BY BUYER AND IS USED EQUIPMENT (AS APPLICABLE) AND BUYER CONFIRMS THAT IT HAS NOT, IN ENTERING INTO THIS AGREEMENT, RELIED ON ANY WARRANTY OR REPRESENTATION BY SELLER, EXPRESS OR IMPLIED.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER SHALL NOT BE LIABLE FOR ANY DEFECTS, EITHER LATENT OR PATENT, IN THE AIRCRAFT OR ANY PART THEREOF OR FOR ANY DIRECT, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES THERETO OR THEREFROM, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES FOR LOSS OF USE OF THE AIRCRAFT OR ANY PART THEREOF OR FOR ANY INTERRUPTION IN THE BUSINESS OF BUYER OR THE ULTIMATE OPERATOR OF THE AIRCRAFT, WHICH INTERRUPTION IS OCCASIONED BY BUYER'S OR SUCH ULTIMATE OPERATOR'S INABILITY TO USE ANY OF THE AIRCRAFT.

THE TERMS OF THIS SECTION 14 SHALL SURVIVE THE DELIVERY OF THE AIRCRAFT AND ANY TERMINATION OF THIS AGREEMENT.

IN NO EVENT SHALL ANY DEFECT IN, OR UNFITNESS OF, THE AIRCRAFT RELIEVE BUYER OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT THAT THE SAME CONSTITUTES A BREACH OF SELLER'S EXPRESS OBLIGATIONS SET FORTH IN THIS AGREEMENT.,.

15. Additional Terms and Conditions.

(a) Assignment. This Agreement shall be binding on both Buyer or Seller and their respective successors and assigns.

(b) Notices. All notices and requests required or authorized under this Agreement shall be given by personal delivery, by registered or certified mail, return receipt requested or by facsimile, directed to the respective addresses of:

Seller: YTB Air, Inc. 1901 East Edwardsville Road Wood River, Illinois 62095	Buyer: ____________________ ____________________ ____________________
Attn: Brian Schneider	Attn: ____________________
Fax: 618-216-4771	Fax: _______________

With a copy to:
Chad W. Brigham, Esq.
Heitland Leach LLC
220 West Lockwood Avenue, Suite 202
St. Louis, Missouri 63119
Fax: 314/918-1168

The date on which any such notice is personally delivered, or is received by the addressee if the notice is given by mail, shall be deemed the date of such notice, irrespective of the date appearing in the notice.

(c) Governing Law. This Agreement shall be construed in accordance with the law of the State of Illinois, without regard to its choice or conflicts of laws rules. If a Suit be filed to enforce the preferences of this Agreement the prevailing party shall be entitled to recovery of legal fees and costs.

(d) Venue. The parties agree that any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Illinois or of the United States of America for the Southern District of Illinois.

(e) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

(f) Entire Agreement. This Agreement constitutes the entire agreement between Buyer and Seller and supersedes all communications, representations or agreements, either oral or written, with respect to the subject matter hereof. No agreement or understanding changing the terms and conditions of this Agreement shall be binding upon either party unless in writing and signing by a duly authorized representative of each party.

(g) Authorized Signature. Each signatory of the Agreement warrants that he is authorized to sign on behalf of the party for which such signature is made.

16. Taxes Not Included. Seller warrants that there are no outstanding or delinquent taxes attributable to the Aircraft as of the date hereof except as specifically stated herein. Buyer hereby agrees to pay the taxes, duties or fees that may be assessed or levied by any Federal, State or local taxing authority as a result of the sale, delivery, registration or ownership of the Aircraft to Buyer, but specifically excluding any capital gains, income or other similar taxes of Seller. Buyer shall deliver a certificate, in a form acceptable to Seller, confirming Buyer's exception from any such taxes.

17. Buyer's Contingencies. Buyer's obligations hereunder are subject to and contingent upon:

(a) Acceptable and satisfactory Inspection and, if applicable, Seller's correction of airworthy discrepancies in and to the Aircraft prior to Closing.

(b) Seller's performance of its obligations under this Agreement.

(c) Transfer and receipt of satisfactory bill of sale and FAA ownership documents reflecting free and clear title to the Aircraft, including its engines, and satisfactory proof of release of any lien or encumbrance thereupon.

18. Seller's Contingencies. Seller's obligations hereunder are subject to and contingent upon:

(a) Buyer's placement of Deposit in escrow prior to Aircraft being relocated for Inspection.

(b) Buyer's payment of costs of Inspection and relocation of the Aircraft to Inspection Facility in advance of commencement of work.

(c) Buyer's performance of its obligations under this Agreement.

(d) Buyer's delivery of the certificate referenced in Section 17 applicable to Delivery Location or confirmation, in form and substance acceptable to Seller, of Buyer's payment of all applicable taxes if no exemption for such taxes applies.

19. Brokers. The parties represent and warrant to each other that, in connection with this transaction, no third-party broker or finder has been engaged or consulted by such party or through such party's actions (or claiming through such party) or is entitled to compensation as a consequence of this transaction, except JetBrokers, Inc., the commission for which shall be paid by Seller.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year

first written above.

YTB AIR, INC.

By: [signature]
Name: John D. Clagg
Title: CEO

EXPECTRA AVIATION, INC.

By: [signature]
Name: Domingo Olivares
Title: Director

Acknowledged:
Insured Aircraft Title Service

By:____________________
Name:____________________
Title:____________________

Exhibit A

1980 Learjet 35A

AIRFRAME -		14,970.9 Hours Since New 12,588 Landings

ENGINES - Engines enrolled on Honeywell MSP

LEFT / RIGHT:	14,667.3 / 14,466 Hrs. Since New 12,326 / 12,135 Cycles Since New

AVIONICS – Collins Proline Radio Package

Flight Director:	Dual Collins FDS-84
Autopilot:	Jet FC-200
Comm:	Dual Collins VHF-21A
Nav.:	Dual Collins VIR-30
ADF:	Dual Collins ADF-60
DME:	Dual Collins DME-42
Transponders:	Dual Collins TDR-90
Flight Management System:	Universal UNS-1M with GPS
Terrain Avoidance System:	Sandel ST-3400
Traffic Avoidance System:	AllideSignal TCAS-I
Weather Radar:	Sperry Primus 400 Color
Radar Altimeter:	Collins ALT-50
In-flight Phone:	Wulfsberg Flitefone VI
High Frequency Comm.:	Collins HF-220

EQUIPMENT/MODS: RVSM Compliant - Aeronca Thrust Reversers - 18,300 lb. Gross Take-Off Weight - Universal CVR-80 Cockpit Voice Recorder - 12-Yr. Inspection c/w 12/2002 – SB 35-51-04 c/w 2/2002

INTERIOR: Eight passenger seats finished in blue leather (fireblocked) configuration featuring a side-facing lav-seat opposite the cabin entry door, four individual seats in a club configuration, and an aft three-place divan. Cabin hardware is polished chrome. Refurbished in December 2002. New carpet in April, 2005.

EXTERIOR: White upper fuselage over Navy lower fuselage with Gold accent stripes.

SPECIFICATIONS SUBJECT TO VERIFICATION.
AIRCRAFT OFFERED SUBJECT TO PRIOR SALE OR REMOVAL FROM THE MARKET.

Exhibit B

Scope of the Pre-Purchase Inspection

1. Review of log books.
2. Review of Aircraft's condition by Noble Jet Center in Ft. Lauderdale, FL over the course of two days to include:
    a. Larascope all windows and windshields.
    b. Eddy Current Vertical Stabilizer.
    c. Visually inspect wing areas.
    d. Avionics functional check.
    e. Landing gear functional check, check gear for excessive wear or free play.

EXHIBIT C

CONFIRMATION OF AIRCRAFT ACCEPTANCE OR REJECTION

_____ __, 2008

YTB Air, Inc.
____
____
Wood River, IL

Re: Learjet 35A, Serial No. 35a-0360, Registration N360LJ (the "Aircraft")

Pursuant to the Aircraft Purchase Agreement (the "Agreement") dated the day of _______ 2008 between, YTB Air, Inc. ("Seller") and Expectra Aviation, Inc. ("Buyer"), this is to confirm that the Aircraft has been:

( ) Accepted, and accordingly the Deposit is non-refundable subject to Seller delivering the Aircraft in accordance with the terms and conditions of the Agreement.

( ) Rejected, and accordingly the Deposit being held in escrow shall be fully refunded to Buyer by the Escrow Agent in accordance with the terms and conditions of the Agreement.

Sincerely,
Expectra Aviation, Inc.

By: ________________
Name: ______________
Title: ______________

Acknowledged:
YTB Air, Inc.

By: ________________
Name: ______________
Title: ______________

Acknowledged:
Insured Aircraft Title Service

By: ________________________
Name: ______________________
Title: ______________________

SPH-208775-1

EXHIBIT D

DELIVERY RECEIPT

THIS DELIVERY RECEIPT is delivered, as of the date set forth below, by Expectra Aviation, Inc. ("Buyer"), to YTB Air, Inc. ("Seller"), pursuant to the Aircraft Purchase Agreement between Seller and Buyer dated November __, 2008 (the "Agreement").

Buyer hereby indicates and confirms to Seller that Buyer has, at ________(am/pm) on ________ __, ____ at _______, _______, in accordance with the provisions of the Agreement accepted one used Learjet 35A aircraft, Serial Number 35A-0360, Registration Number N360LJ, together with all parts, items of equipment, instruments, components and accessories installed therein or thereon, including the two (2) Honeywell TFE-731 engines having manufacturer's serial numbers ____________ and ____________ (collectively, the "Aircraft").

Aircraft Total Time: ___________ Aircraft Total Landings: ___________

Engine#1 Total Hours: _________ Engine #2 Total Hours: ___________

BUYER ACKNOWLEDGES THAT IT HAS INSPECTED THE AIRCRAFT AND EQUIPMENT AND THE RECORDS RELATING THERETO AND THE AIRCRAFT, EQUIPMENT, AND RECORDS ARE FULLY SATISFACTORY TO IT. EXECUTION AND DELIVERY OF THIS DELIVERY RECEIPT BY BUYER SHALL BE CONCLUSIVE EVIDENCE FOR ALL PURPOSES THAT THE AIRCRAFT, EQUIPMENT, AND RECORDS RELATED THERETO, AS DELIVERED, ARE FULLY SATISFACTORY TO BUYER AND IN ACCORDANCE WITH THE AGREEMENT.

IN WITNESS WHEREOF, Buyer or its assigns has caused this instrument to be executed and delivered by its duly authorized officer at the date and time of delivery set forth above.

Expectra Aviation, Inc.

By: ______________________
Title: ______________________
Date: ______________________

EXHIBIT E

WARRANTY BILL OF SALE

NOW ALL MEN BY THESE PRESENTS, that YTB Air, Inc. (hereinafter "Seller"), in consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration to it paid by Expectra Aviation, Inc. (hereinafter "Buyer"), the receipt whereof is hereby acknowledged, hereby sells, grants, transfers and delivers to Buyer, its successors and assigns, all right, title and interest in and to that certain Learjet 35A aircraft, Serial Number 35A-0360, Registration Number N360LJ with two (2) Honeywell TFE-731 engines having manufacturer's serial numbers ________ and ________ together with all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature installed on the Aircraft (said aircraft, engines, appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment being hereinafter collectively called the "Aircraft").

This Warranty Bill of Sale is executed and delivered pursuant to that certain Aircraft Purchase Agreement between Seller and Buyer dated as of November ___, 2008, and is subject to and with the benefit of the respective warranties and covenants of the Agreement. THE AIRCRAFT IS CONVEYED "AS IS," "WHERE IS," AND "WITH ALL FAULTS" AS PROVIDED IN THE AGREEMENT. Neither the making nor the acceptance of this Warranty Bill of Sale shall constitute a waiver or release by Seller or Buyer of any liabilities, duties or obligations imposed upon Seller or Buyer under the terms of the Agreement.

IN WITNESS WHEREOF, Seller has caused this Warranty Bill of Sale to be signed by its duly authorized officer this _____ day of _________, 2008.

YTB Air, Inc.

By: ________________
Name :______________
Title: ______________